Exhibit 99.1

2 North Riverside Plaza, Suite 1250 • Chicago IL 60606 • www.freightcaramerica.com
FreightCar America Completes Acquisition of Business Assets
of DTE Rail Services
CHICAGO, November 2, 2010 — FreightCar America, Inc. (NASDAQ: RAIL) today announced that it has completed its acquisition of the business assets of DTE Rail Services, a non-regulated subsidiary of DTE Energy. On September 8, 2010, FreightCar America announced the signing of a definitive agreement under which FreightCar America would acquire the business assets of DTE Rail Services for approximately $23.2 million in cash.
The acquired business will bolster FreightCar America’s existing parts and repair service capabilities. The collective offering will provide general railcar repair and maintenance, inspection, and railcar fleet management services for all types of freight-carrying railcars. The acquired business will be known as FreightCar Rail Services, LLC.
“This acquisition furthers our strategic growth initiative to expand our presence in the railcar services sector and provides a solid foundation for growth going forward,” said Ed Whalen, President and CEO of FreightCar America. “We expect that this addition will expand our customer base and strengthen existing relationships by significantly enhancing the Company’s involvement in the entire railcar life cycle. We look forward to working with the FreightCar Rail Services team to grow our services offering.”
FreightCar Rail Services has operations in Colorado, Indiana and Nebraska and services freight cars and unit coal trains utilizing key rail corridors in the Midwest and Western regions of the United States. The new business adds approximately 130 skilled employees to the Company. As previously announced, FreightCar America expects the acquisition to be immediately accretive to its earnings.
About FreightCar America, Inc.
FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary, and provides railcar maintenance, repairs and management through its FreightCar Rail Services, LLC subsidiary. In addition to coal cars, FreightCar America designs and builds bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has facilities in the following locations: Clinton, Indiana, Danville, Illinois, Lakewood, Colorado, Grand Island, Nebraska, Hastings, Nebraska, Johnstown, Pennsylvania, and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business, adverse economic and market conditions, fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials, our ability to maintain relationships with our suppliers of railcar components, our reliance upon a small number of customers that represent a large percentage of our sales, the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders, the highly competitive nature of our industry, the risk of lack of acceptance of our new railcar offerings by our customers, and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.
Media and Investor Contact
Laurence M. Trusdell
General Counsel and Corporate Secretary
(312) 928-0884
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